UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2009

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                   Other Events.

In light of recent industry developments, CRA International, Inc. (the “Company”) today announced the preliminary results of a voluntary review of its historical practices regarding its accounting for all acquisition-related earn-out payments received by the sellers in connection with the sale of acquired businesses.  The Company believes that other than the possible exception of one acquisition described below, no material corrections are needed with respect to its accounting treatment of all of its other acquisitions. The review is on going and is being conducted by the Audit Committee of the Company’s board of directors, working with the Company’s outside legal counsel.

The Company is continuing to review its accounting treatment for one acquisition that occurred in 2006 and whether an earn-out payment made by the Company to the seller and subsequently distributed by the seller to certain continuing employees of the acquired company should have been reported as compensation expense instead of goodwill.  The Company believes that the additional compensation expense, if any, should not exceed approximately $5 million in the aggregate on a pretax basis or approximately $3 million in the aggregate on an after tax basis.  The Company expects that the additional compensation expense, if any, potentially would affect the Company’s reported earnings for the eight consecutive quarters commencing in the third quarter of fiscal 2006 and ending in fiscal 2008.  At this point in its review, the Company does not believe that this earn-out would affect the Company’s previously reported quarterly and year-to-date financial results for fiscal 2009 or its future results for fiscal 2009.  The Company believes that its cash and cash flows from operations would not be affected if it determines it needs to record any additional compensation expense in prior periods.

The Company expects to make no further comment on this matter until the review is complete, which it expects to complete no later than October 1, 2009.

Statements in this report concerning the future business, operating results and financial condition of the Company, statements concerning the Company’s beliefs and expectations about the accounting treatment of its acquisitions, and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties. Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors. Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the results of the Company’s review of its acquisition-related accounting practices, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission. The Company cannot guarantee any future results, levels of activity, performance or achievement. The Company undertakes no obligation to update any of its forward-looking statements after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: August 13, 2009	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and Chief Financial Officer